Exhibit (g)

CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

THIS AGREEMENT is made effective on the 22nd day of May, 2009, by and between STATE STREET BANK AND TRUST COMPANY, a trust company chartered under the laws of the Commonwealth of Massachusetts (“State Street”), PIMCO ETF Trust, a Delaware statutory trust (the “Trust”), and PACIFIC INVESTMENT MANAGEMENT COMPANY LLC, a Delaware limited liability company (“PIMCO”).

WHEREAS, the Trust is authorized to issue shares (“Shares”) in separate series (each, a “Fund,” and together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section XIV below, the “Funds”);

WHEREAS, each Fund represents interests in a separate investment portfolio of securities and other assets (each, a “Portfolio,” and collectively, the “Portfolios”);

WHEREAS, this Agreement shall apply to each Fund set forth on Appendix A hereto;

WHEREAS, the Trust will issue and redeem Shares of each Portfolio only in aggregations of Shares known as “Creation Units,” as more fully described in the currently effective prospectus and statement of additional information of the Trust and each Fund (collectively, the “Prospectus”);

WHEREAS, PIMCO administers the operations of the Trust and provides or procures the provision of certain services, including custody services, for and on behalf of the Trust;

WHEREAS, PIMCO desires to appoint State Street as custodian of the assets of each Portfolio; and

WHEREAS, State Street is willing to accept such appointment on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

I.	APPOINTMENT OF CUSTODIAN AND AGENT

PIMCO hereby constitutes and appoints State Street as:

A.	custodian of the investment securities, interests in loans and other non-cash investment properties, and monies at any time owned by the Portfolios and delivered to State Street as custodian hereunder (“Assets”), including Assets which the Trust, on behalf of the applicable Portfolio, desires to be held in places within the United States and Assets it desires to be held outside of the United States (as defined herein, “Foreign Assets”); and

B.	agent to perform certain accounting and recordkeeping functions relating to portfolio transactions, as set forth in Appendix B hereto and Section III hereof, or as otherwise agreed in writing.

II.	REPRESENTATIONS AND WARRANTIES

A.	PIMCO hereby represents, warrants and acknowledges to State Street that:

1.	the Trust is a statutory trust duly organized, existing and in good standing under the laws of the State of Delaware and registered under the Investment Company Act of 1940, as amended (the “1940 Act”) as an open-end management investment company;

2.	PIMCO is a limited liability company duly organized and existing and in good standing under the laws of its state of organization;

3.	PIMCO has the requisite power and authority under applicable law and its organizational documents to enter into this Agreement on behalf of the Trust;

4.	this Agreement has been duly executed and delivered by PIMCO; and

5.	this Agreement constitutes a legal, valid and binding obligation of the Trust, enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, and general principles of equity.

B.	State Street hereby represents, warrants and acknowledges to the Trust and PIMCO that:

1.	State Street is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts; and

2.	State Street has the requisite power and authority under applicable law, its charter and its bylaws to enter into and perform this Agreement;

3.	this Agreement has been duly executed and delivered by State Street; and

4.	this Agreement constitutes a legal, valid and binding obligation of State Street, enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, and general principles of equity.

III.	DUTIES AND RESPONSIBILITIES OF THE PARTIES

A.	Delivery of Assets. PIMCO will deliver or cause to be delivered to State Street on the effective date hereof, or as soon thereafter as practicable, and from time to time thereafter, all Assets acquired by, owned by or from time to time coming into the possession of a Portfolio during the term hereof. State Street has no responsibility or liability whatsoever for or on account of assets not so delivered.

B.	Delivery of Accounts and Records. PIMCO will turn over or cause to be turned over to State Street all accounts and records needed by State Street to fully and properly perform its duties and responsibilities hereunder. State Street may rely conclusively on the completeness and correctness of such accounts and records.

C.	Delivery of Assets to Third Parties

1.	State Street will receive delivery of and keep safely the Assets of each Portfolio segregated in a separate account. State Street will not deliver, assign, pledge or hypothecate any such Assets to any person except as permitted by the provisions hereof or any agreement executed according to the terms of Section III.S hereof in connection with the appointment of sub-custodians.

Upon delivery of any such Assets to a sub-custodian appointed pursuant hereto (each such sub-custodian hereinafter referred to as a “Sub-Custodian”), State Street will create and maintain records identifying such Assets as belonging to the applicable Portfolio. State Street may place and maintain each Portfolio’s Foreign Assets with foreign banking institution Sub-Custodians employed by State Street and/or foreign securities depositories, all as designated in Schedule A and Schedule B hereto, but only in accordance with the applicable provisions hereof.

State Street is responsible for the safekeeping of the Assets only until they have been transmitted to and received by other persons as permitted under the terms hereof, except for Assets transmitted to Sub-Custodians, for which State Street remains responsible to the extent provided herein. State Street may participate directly or indirectly through a Sub-Custodian in the Depository Trust Company (DTC), Treasury/Federal Reserve Book Entry System (Fed System), Participant Trust Company or any other depository approved by the Trust (as such entities are defined at 17 CFR Section 270.17f-4(b)) (each a “Depository” and collectively the “Depositories”). State Street will determine that the contract, rules, or established practices or procedures governing the arrangements with each Depository provides reasonable care for the assets held by that Depository.

2.	State Street will be responsible to the Trust for any loss, damage or expense suffered or incurred by the Trust resulting from the actions or omissions of any Depository to the same extent such Depository would be responsible to State Street.

3.	State Street shall be liable to the Trust for any loss or damage resulting from the use of a Depository arising by reason of any negligence, willful misconduct or bad faith on the part of State Street or any of its officers, employees or agents.

D.	Registration. State Street will at all times hold registered Assets in the name of the applicable Portfolio or State Street as custodian or a nominee of either of them unless specifically directed by Instructions (as defined below) to hold such registered Assets in “street name”; provided that, State Street will hold all such Assets in an account of State Street as custodian containing only Assets of the applicable Portfolio or only assets held by State Street as a fiduciary or custodian for customers, and that State Street’s records will at all times indicate the customer for which such Assets are held and the respective interests therein.

If, however, PIMCO directs State Street to maintain Assets in “street name,” notwithstanding anything contained herein to the contrary, State Street will be obligated only to utilize its best efforts to timely collect income due a Portfolio on such Assets and to notify PIMCO on behalf of the Portfolio of relevant information, such as maturities and pendency of calls and corporate actions, including without limitation, calls for redemption, tender or exchange offers, declaration, record and payment dates and amounts of any dividends or income, reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, or conversion (“Corporate Action”). All Assets and the ownership thereof by a Portfolio will at all times be identifiable on the records of State Street. The Trust agrees to hold State Street and its nominee harmless for any liability as a shareholder of record of securities held in custody.

E.	Exchange. Upon receipt of Instructions, State Street will exchange, or cause to be exchanged, Assets held for the account of a Portfolio for other Assets issued or paid in connection with any Corporate Action or otherwise, and will deposit any such Assets in accordance with the terms of the Corporate Action.

Without Instructions, State Street is authorized to exchange Assets in temporary form for Assets in definitive form, to effect an exchange of Shares when the par value of stock is changed, and upon receiving payment therefor, to surrender bonds or other Assets at maturity or when advised of an earlier call for redemption, except that State Street will receive Instructions prior to surrendering any convertible security.

F.	Purchases of Investments – Other Than Options and Futures. On each business day on which Assets other than options and futures are purchased for a Portfolio, PIMCO will deliver or cause to be delivered to State Street Instructions specifying with respect to each such purchase:

1.	the name of the issuer and a description of the Asset;

2.	the number of shares, the principal amount purchased, and accrued interest, if any;

3.	the trade date;

4.	the settlement date;

5.	the purchase price per unit and the brokerage commission, taxes and other expenses payable in connection with the purchase;

6.	the total amount payable upon such purchase;

7.	the name of the person from whom, or the broker or dealer through whom, the purchase was made; and

8.	whether the Asset is to be received in certificated form or via a specified Depository.

In accordance with such Instructions, State Street will pay for (out of monies held for the purchasing Portfolio, but only insofar as such monies are available for such purpose) and receive the Assets so purchased by or for the account of such Portfolio, except that State Street, or a Sub-Custodian, may in its sole discretion advance funds to such Portfolio which may result in an overdraft because the monies held on behalf of such Portfolio are insufficient to pay the total amount payable upon such purchase. Except as otherwise instructed by PIMCO, State Street will make such payment only upon receipt of Assets by State Street, a clearing corporation of a national exchange of which State Street is a member, or a Depository.

Notwithstanding the foregoing, State Street may: (i) release funds to a Depository prior to the receipt of advice from the Depository that the Assets underlying a repurchase agreement have been transferred by book-entry into the account maintained with such Depository by State Street on behalf of its customers; provided that, State Street’s instructions to the Depository require that the Depository make payment of such funds only upon transfer by book-entry of the Assets underlying the repurchase agreement in such account; (ii) make payment for time deposits, call account deposits, currency deposits and other deposits, foreign exchange transactions, futures contracts or options, before receipt of advice or confirmation evidencing said deposit or entry into such transaction; and (iii) make, or cause a Sub-Custodian to make, payment for the purchase of Assets, the settlement of which occurs outside of the United States in accordance with generally accepted local custom and market practice.

G.	Sales and Deliveries of Investments – Other Than Options and Futures. On each business day on which Assets of a Portfolio other than options and futures are sold, PIMCO will deliver or cause to be delivered to State Street Instructions specifying with respect to each such sale:

1.	the name of the issuer and a description of the Asset;

2.	the number of shares, the principal amount sold, and accrued interest, if any;

3.	the date on which the sold Assets were purchased or other information identifying the sold Assets to be delivered;

4.	the trade date;

5.	the settlement date;

6.	the sale price per unit and the brokerage commission, taxes or other expenses payable in connection with such sale;

7.	the total amount to be received by the Trust upon such sale; and

8.	the name and address of the broker or dealer through whom, or person to whom, the sale was made.

State Street will deliver or cause to be delivered the Assets thus designated as sold for the account of the selling Portfolio as specified in the Instructions. Except as otherwise instructed by PIMCO, State Street will make such delivery upon receipt of: payment therefor in such form as is satisfactory to State Street; credit to the account of State Street with a clearing corporation of a national securities exchange of which State Street is a member; or credit to the account maintained by State Street on behalf of its customers with a Depository.

Notwithstanding the foregoing, State Street will deliver Assets held in physical form in accordance with “street delivery custom” to a broker or its clearing agent, or State Street may make, or cause a Sub-Custodian to make, delivery of Assets the settlement of which occurs outside of the United States upon payment therefor in accordance with generally accepted local custom and market practice.

H.	Purchases or Sales of Options and Futures. On each business day on which a Portfolio purchases or sells the options and/or futures listed below, PIMCO will deliver or cause to be delivered to State Street Instructions specifying with respect to each such purchase or sale:

1.	if applicable, the name of the Portfolio making such purchase or sale;

2.	in the case of security options:

a.	the underlying security;

b.	the price at which purchased or sold;

c.	the expiration date;

d.	the number of contracts;

e.	the exercise price;

f.	whether the transaction is an opening, exercising, expiring or closing transaction;

g.	whether the transaction involves a put or call;

h.	whether the option is written or purchased;

i.	the market on which the option traded; and

j.	the name and address of the broker or dealer through whom the sale or purchase was made.

3.	in the case of options on indices:

a.	the index;

b.	the price at which purchased or sold;

c.	the exercise price;

d.	the premium;

e.	the multiple;

f.	the expiration date;

g.	whether the transaction is an opening, exercising, expiring or closing transaction;

h.	whether the transaction involves a put or call;

i.	whether the option is written or purchased; and

j.	the name and address of the broker or dealer through whom the sale or purchase was made, or other applicable settlement instructions.

4.	in the case of security index futures contracts:

a.	the last trading date specified in the contract and, when available, the closing level thereof;

b.	the index level on the date the contract is entered into;

c.	the multiple;

d.	any margin requirements;

e.	the need for a segregated margin account (in addition to Instructions, and if not already in the possession of State Street, PIMCO will deliver or cause to be delivered a substantially complete and executed custodial safekeeping account and procedural agreement, incorporated herein by this reference); and

f.	the name and address of the futures commission merchant through whom the sale or purchase was made, or other applicable settlement instructions.

5.	in the case of options on index future contracts:

a.	the underlying index future contract;

b.	the premium;

c.	the expiration date;

d.	the number of options;

e.	the exercise price;

f.	whether the transaction involves an opening, exercising, expiring or closing transaction;

g.	whether the transaction involves a put or call;

h.	whether the option is written or purchased; and

i.	the market on which the option is traded.

I.	Assets Pledged or Loaned. Subject to such supplemental terms and conditions as State Street may require:

1.	Upon receipt of Instructions, State Street will release or cause to be released Assets to the designated pledgee by way of pledge or hypothecation to secure any loan incurred by a Portfolio; provided, however, that State Street will release Assets only upon payment to State Street of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further Assets may be released or caused to be released for that purpose. Upon receipt of Instructions, State Street will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the Assets pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.

2.	Upon receipt of Instructions, State Street will release Assets to the designated borrower; provided, however, that the Assets will be released only upon deposit with State Street of full cash collateral as specified in such Instructions, and that the lending Portfolio will retain the right to any dividends, interest or distribution on such loaned Assets. Upon receipt of Instructions and the loaned Assets, State Street will release the cash collateral to the borrower.

J.	Routine Matters. State Street will, in general, attend to all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with the Assets except as may be otherwise provided herein or upon Instruction from PIMCO.

K.	Deposit Accounts. State Street will open and maintain one or more special purpose deposit accounts for each Portfolio in the name of State Street in such banks or trust companies (including, without limitation, affiliates of State Street) as may be designated by it or PIMCO in writing (each, an “Account” and collectively, the “Accounts”), subject only to draft or order by State Street upon receipt of Instructions. State Street will deposit all monies received by State Street from or for the account of a Portfolio in an Account maintained for such Portfolio.

State Street agrees to:

1.	make Fed Funds available to the applicable Portfolio at 9:00 a.m., Kansas City time, on the second business day after deposit of any check into an Account, in the amount of the check;

2.	make funds available immediately upon a deposit made by Federal Reserve wire; and

3.	make funds available on the next business day after deposit of Automated Clearing House (“ACH”) wires.

L.	Income and Other Payments

State Street will:

1.	Collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by State Street or its agent thereof, and shall credit such income, as collected, to such Portfolio’s custodian account. Without limiting the generality of the foregoing, State Street shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder.

2.	Execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons.

3.	Take such other action as may be necessary or proper in connection with (a) the collection, receipt and deposit of such income and other payments, including but not limited to, the presentation for payment of all coupons and other income items requiring presentation, and all other Assets which may mature or be called, redeemed, retired or otherwise become payable and regarding which State Street has actual knowledge, or should reasonably be expected to have knowledge; and (b) the endorsement for collection, in the name of the Trust or a Portfolio, of all checks, drafts or other negotiable instruments.

State Street, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of Instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions. State Street will receive, claim and collect all stock dividends, rights and other similar items and will deal with the same pursuant to Instructions.

M.	Determination of Creation Deposit, Etc. Subject to and in accordance with directions from PIMCO, the Trust’s policies, as adopted from time to time by the Board of Trustees of the Trust (the “Board”), and procedures set forth in the Prospectus, State Street will determine for each Portfolio after the end of each trading day on the New York Stock Exchange (the “NYSE”) the following information required for the issuance or redemption, as the case may be, of Shares in Creation Unit aggregations of the Portfolio on such date:

(1)	The identity and weighting of investment instruments and cash component (“Cash Amount”) specified for purposes of purchases in-kind (“Deposit Instruments”) and the redemption in-kind (“Portfolio Instruments”) for standard and custom “Instruments”. Identity and weighting of “Deposit and Portfolio Instruments” for non-standard and negotiated “Instruments” will be provided by PIMCO by agreed upon deadlines.

(2)	Determine value of cash purchase and redemptions as instructed,.

State Street will provide (or cause to be provided) this information as instructed according to the policies established by the Board, and will disseminate such information prior to the opening of trading on the NYSE on each day that the NYSE is open, including through the facilities of the National Securities Clearing Corporation (“NSCC”).

N.	Movements of Deposit Instruments. In connection with purchases of Creation Units, State Street will monitor the receipt of the underlying Deposit Instruments and cash component, or cash collateral, as applicable, and will instruct the movement of Shares only upon validation that such Deposit Instruments or cash have settled correctly. In connection with redemptions of Creation Units, State Street will monitor the receipt of Shares or cash collateral, as applicable, and will release underlying Deposit Instruments or cash. The settlement of Shares shall be aligned with the settlement of the underlying Deposit Instruments or cash.

O.

Allocation of Deposit Instrument Shortfalls. It is acknowledged that State Street maintains only one account on the books of the NSCC for the benefit of all exchange traded funds for which State Street serves as custodian, including the Trust (collectively, the “ETF Custody Clients”). In the event that two or more ETF Custody Clients require delivery of the same Deposit Instrument in order to purchase a Creation Unit, and the NSCC, pursuant to its “Continuous Net Settlement” system, delivers to State Street’s NSCC account less than the full amount of such Deposit Instrument necessary to satisfy in full each affected ETF Custody Client’s required amount (a “Common Deposit Instrument Shortfall”), then, until all Common Deposit Instrument Shortfalls for a given Deposit

Instrument are satisfied in full, State Street will allocate to each affected ETF Custody Client, on a pro rata basis, securities and/or cash received in State Street’s NSCC account relating to such shortfall, first to satisfy any prior unsatisfied Common Deposit Instrument Shortfall, and then to satisfy the current Common Deposit Instrument Shortfall.

P.	Proxies and Notices. State Street will promptly deliver or mail or have delivered or mailed to PIMCO all proxies properly signed, all notices of meetings, all proxy statements and other notices, requests or announcements affecting or relating to Assets and will, upon receipt of Instructions, execute and deliver or mail (or cause its nominee to execute and deliver or mail) such proxies or other authorizations as may be required. Except as provided herein or pursuant to Instructions hereafter received by State Street, neither it nor its nominee will exercise any power inherent in any such Assets, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such Assets, or give any consent, approval or waiver with respect thereto, or take any other similar action.

Q.	Disbursements. State Street will pay or cause to be paid, insofar as funds are available for the purpose, bills, statements and other obligations of each Portfolio (including but not limited to obligations in connection with the conversion, exchange or surrender of Assets, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors’ fees, transfer agents’ fees, brokerage commissions, compensation to personnel, and other operating expenses of such Portfolio) pursuant to Instructions setting forth the name of the person to whom payment is to be made and the amount and purpose of the payment.

R.	Daily Statement of Accounts. State Street will, within a reasonable time, render to PIMCO a detailed statement of the amounts received or paid and of Assets received or delivered for the account of each Portfolio during each business day. State Street will maintain such books and records as are necessary to enable it to render, from time to time upon request by PIMCO, a detailed statement of the Assets. State Street will permit, and upon Instruction will cause any Sub-Custodian to permit, such persons as are authorized by the Trust, including the Trust’s independent public accountants, reasonable access to such records or will provide reasonable confirmation of the contents of such records, and if demanded, State Street will permit, and will cause any Sub-Custodian to permit, federal and state regulatory agencies to examine the Assets, books and records of any Portfolio.

S.	Appointment of Sub-Custodians. Notwithstanding any other provisions hereof:

1.

All or any of the Assets may be held in State Street’s own custody or in the custody of one or more other banks or trust companies (including, without limitation, affiliates of State Street) acting as Sub-Custodians as may be selected by State Street. State Street will be responsible to the applicable Portfolio for any loss, damage or expense suffered or incurred by such Portfolio resulting from the actions or omissions of any Sub-Custodians selected and appointed by State Street (except Sub-Custodians appointed at the request of PIMCO and as provided in Subsection 2 below) to the same extent that State Street would be responsible to the Trust hereunder if it committed the act or omission itself.

2.	Upon request of PIMCO, State Street will contract with other Sub-Custodians reasonably acceptable to State Street for purposes of (a) effecting third-party repurchase transactions with banks, brokers, dealers, or other entities through the use of a common custodian or sub-custodian, or (b) providing depository and clearing agency services with respect to certain variable rate demand note securities, or (c) for other reasonable purposes specified by PIMCO; provided however, that State Street will be responsible to PIMCO for any loss, damage or expense suffered or incurred by the Trust resulting from the actions or omissions of any such Sub-Custodian only to the same extent such Sub-Custodian is responsible to State Street. PIMCO may review State Street’s contracts with such Sub-Custodian.

T.	Accounts and Records. State Street will prepare and maintain, with the direction and as interpreted by PIMCO, the Trust’s accountants, and/or other advisors, in complete, accurate and current form, all accounts and records needed to be maintained: (1) with respect to portfolio transactions; (2) required to be maintained as a basis for calculation of a Portfolio’s net asset value (“NAV”); and (3) as otherwise agreed upon by the parties. PIMCO will advise State Street in writing of all applicable record retention requirements. State Street will preserve such accounts and records in the manner and for the periods agreed upon by the parties. PIMCO will furnish or cause to be furnished, in writing or its electronic or digital equivalent, accurate and timely information needed by State Street to complete such accounts and records, including Corporate Actions, when such information is not readily available from generally accepted securities industry services or publications.

U.	Accounts and Records Property of the Trust. State Street acknowledges that all of the accounts and records maintained by State Street pursuant hereto are the property of the Trust, and will be made available to the Trust, and to PIMCO on behalf of the Trust, for inspection or reproduction within a reasonable period of time, upon demand. State Street will assist the Trust’s independent auditors, or upon approval of PIMCO or demand, any regulatory body, in any requested review of the accounts and records of the Trust, but PIMCO will reimburse State Street for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from PIMCO of the necessary information or instructions, State Street will supply information from the books and records it maintains for the Trust that the Trust needs for tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as PIMCO and State Street agree upon from time to time.

V.	Adoption of Procedures. State Street and PIMCO, on behalf of the Trust, hereby adopt the “Funds Transfer Operating Guidelines” attached hereto as Appendix C. State Street and PIMCO may from time to time adopt such additional procedures as they agree upon, and State Street may conclusively assume that no procedure approved or directed by PIMCO, the Trust’s accountants, or other advisors conflicts with or violates any requirements of the Trust’s registration statement, declaration of trust or bylaws, any applicable law, rule or regulation, or any order, decree or agreement by which the Trust may be bound. PIMCO will be responsible for notifying State Street of any changes in statutes, regulations, rules, requirements or policies which may impact State Street’s performance of its responsibilities hereunder or its related operational policies and procedures as they relate to the Trust.

W.	Calculation of Net Asset Value. State Street shall compute the NAV per Share of the outstanding Shares. State Street will transmit the NAV per share of each Portfolio to the transfer agent of the Trust (the “Transfer Agent”), the Distributor, the NYSE and such other entities as directed in writing by PIMCO. If so directed, State Street shall also calculate daily the net income of each Portfolio as described in the Prospectus, and shall advise PIMCO, the Transfer Agent and the Distributor daily of the total amounts of such net income and, if instructed in writing by an officer of PIMCO to do so, will advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the NAV per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus. State Street shall on each day a Portfolio is open for the purchase or redemption of Shares of such Portfolio compute, in respect of purchases, the number of Shares of each Deposit Instrument to be included in the current Creation Deposit, and in respect of redemptions, the amounts of each of the underlying Portfolio Instruments, and shall transmit such information to the NSCC.

PIMCO acknowledges and agrees that, with respect to investments maintained with the Transfer Agent, the Transfer Agent is the sole source of information on the number of Shares held by it on behalf of a Portfolio, and that State Street has the right to rely on holdings information furnished by the Transfer Agent to State Street in performing its duties under this Agreement; provided, however, that State Street will be obligated to reconcile information as to purchases and sales of Shares contained in trade instructions and confirmations received by State Street and to report promptly any discrepancies to the Transfer Agent.

PIMCO, on behalf of the Trust, will give Instructions to State Street specifying the outside pricing sources to be utilized as sources of Asset prices (“Pricing Sources”). State Street will calculate each Portfolio’s NAV in accordance with the Instructions, and will price the Assets, including foreign currency holdings, for which market quotations are available from the Pricing Sources. All other Assets will be priced in accordance with the Instructions.

X.	Advances. PIMCO will cause each Portfolio to pay on demand any advance of cash or securities made by State Street or any Sub-Custodian, in its sole discretion, for any purpose (including but not limited to securities settlements, purchase or sale of foreign exchange or foreign exchange contracts and assumed settlement) for the benefit of any Portfolio. Any such cash advance will be subject to an overdraft charge at the rate set forth in the then-current fee schedule from the date advanced until the date repaid. As security for each such advance, the Trust hereby separately grants State Street and such Sub-Custodian a lien on, and security interest in, all of the Assets of the Portfolios at any time held for the account of such Portfolios, including without limitation all Assets acquired with the amount advanced. Should the applicable Portfolio fail to promptly repay the advance, the Trust agrees that State Street and such Sub-Custodian may utilize available cash and dispose of such Portfolio’s Assets pursuant to applicable law to the extent necessary to obtain reimbursement of the amount advanced and any related overdraft charges; provided, however, that prior to such utilization and disposition, State Street or the Sub-Custodian has given PIMCO two (2) days’ notice of the amount due and of its intent to so utilize and dispose of custodied Assets, and further provided that the applicable Portfolio will not have satisfied the obligation. During such two (2) day notice period, PIMCO will have the option to direct State Street or such Sub-Custodian by written notice regarding which and in what priority order custodied Assets are to be utilized and disposed of. PIMCO hereby waives the foregoing two (2) day notice requirement with respect to State Street’s pledge of a Portfolio’s custodied assets to the Fed in order to allow State Street to collateralize trades through the applicable Fed Book Entry account.

Y.	Exercise of Rights; Tender Offers. Upon receipt of Instructions, State Street will: (1) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new Assets, if any, are to be delivered to State Street; and (2) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to State Street or the tendered securities are to be returned to State Street.

Z.	Contributions, Withdrawals and Distributions

1.	PIMCO will deliver or cause to be delivered to State Street Instructions with respect to the declaration and payment of any distribution by a Portfolio. On the date specified in such Instructions, State Street will pay out of the monies held for the account of the Portfolio, insofar as it is available for such purposes, and credit to the account specified in such Instructions, the amount specified in such Instructions.

2.	Whenever an investor withdraws from a Portfolio, PIMCO will give State Street Instructions regarding the aggregate dollar amount to be remitted to such investor. Upon receipt of such Instructions, State Street will charge such aggregate dollar amount to the account of the Portfolio and either deposit the same in the account maintained for the purpose of paying for withdrawals from the Portfolio or deliver the same in accordance with such Instructions. State Street has no duty or responsibility to determine that withdrawals have been paid from the proper investor account in the Portfolio.

3.	Whenever a contribution is made to a Portfolio, PIMCO will deposit or cause to be deposited with State Street the amount of the contribution. State Street has no duty or responsibility to determine that any contribution to the Portfolio has been credited to the proper investor account.

IV.	PROVISIONS RELATING TO RULES 17f-5 and 17f-7

A.	Definitions

Capitalized terms set forth in this Section shall have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in Rule 17f-5(a)(1), including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; provided that, the term does not include any Eligible Securities Depository.

“Eligible Securities Depository” has the meaning set forth in Rule 17f-7(b)(1).

“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside of the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios’ transactions in such investments.

“Foreign Custody Manager” or “FCM” has the meaning set forth in Rule 17f-5(a)(3).

“Rule 17f-5” means Rule 17f-5 promulgated under the 1940 Act.

“Rule 17f-7” means Rule 17f-7 promulgated under the 1940 Act.

B.	State Street as Foreign Custody Manager

1.	Delegation to State Street as Foreign Custody Manager

The Trust, by resolution adopted by the Board, hereby delegates to State Street, subject to Rule 17f-5(b), the responsibilities set forth in this Section with respect to Foreign Assets of the Portfolios held outside of the United States, and State Street hereby accepts such delegation as FCM with respect to the Portfolios.

2.	Countries Covered

The FCM shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by the Trust with the agreement of the FCM. The FCM shall list on Schedule A the Eligible Foreign Custodians selected by the FCM to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the FCM. The FCM will provide amended versions of Schedule A in accordance with Section IV.B.5 hereof.

Upon the receipt by the FCM of proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by PIMCO, on behalf of the applicable Portfolio(s), of the applicable account opening requirements for such country, the FCM shall be deemed to have been delegated by the Board on behalf of such Portfolio(s) responsibility as FCM with respect to that country and to have accepted such delegation. Execution of this Agreement by the Trust shall be deemed to be a proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A.

Following the receipt of proper Instructions directing the FCM to close the account of a Portfolio with the Eligible Foreign Custodian selected by the FCM in a designated country, the delegation by the Board on behalf of such Portfolio to State Street as FCM for that country shall be deemed to have been withdrawn, and State Street shall immediately cease to be the FCM with respect to such Portfolio with respect to that country unless a substitute Eligible Foreign Custodian is identified and added to Schedule A.

The FCM may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to PIMCO. Commencing sixty (60) days (or such longer period to which the parties agree in writing) after receipt of any such notice by PIMCO, State Street shall have no further responsibility in its capacity as FCM to a Portfolio with respect to the country as to which State Street’s acceptance of delegation is withdrawn.

3.	Scope of Delegated Responsibilities

a.	Selection of Eligible Foreign Custodians

Subject to the provisions of this Section IV.B, the FCM may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the FCM in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as FCM to place or maintain Foreign Assets with an Eligible Foreign Custodian, the FCM shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

b.	Contracts with Eligible Foreign Custodians

The FCM shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the FCM will satisfy the requirements of Rule 17f-5(c)(2).

c.	Monitoring

In each case in which the FCM maintains Foreign Assets with an Eligible Foreign Custodian selected by the FCM, the FCM shall establish a system to monitor: (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian, and (ii) the contract governing the custody arrangements established by the FCM with the Eligible Foreign

Custodian. In the event the FCM determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the FCM shall notify the Board in accordance with Section IV.B.5 hereunder.

4.	Guidelines for the Exercise of Delegated Authority

For purposes of this Section IV.B, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which State Street is serving as FCM of the Portfolios.

5.	Reporting Requirements

The FCM shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule A has occurred. The FCM shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section IV.B after the occurrence of the material change.

6.	Standard of Care as Foreign Custody Manager of a Portfolio

In performing the responsibilities delegated to it, the FCM agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

7.	Representations with Respect to Rule 17f-5

The FCM represents to the Trust and PIMCO that it is a U.S. Bank as defined in Rule 17f-5(a)(7). PIMCO, on behalf of the Trust, represents to State Street that the Board has determined that it is reasonable for the Board to rely on State Street to perform the responsibilities delegated pursuant to this Agreement to State Street as the FCM of the Portfolios.

8.	Effective Date and Termination of State Street as Foreign Custody Manager

The Board’s delegation to State Street as FCM of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section IV.B.2 hereof shall govern the delegation to and termination of State Street as FCM of the Portfolios with respect to designated countries.

C.	Eligible Securities Depositories

1.	Analysis and Monitoring

State Street shall:

(a)	provide PIMCO with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with Rule 17f-7(a)(1)(i)(A),

(b)	monitor such custody risks on a continuing basis, and

(c)	promptly notify PIMCO of any material change in such custody risks, in accordance with Rule 17f-7(a)(1)(i)(B).

2.	Standard of Care

State Street agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section IV.C.1.

V.	DUTIES OF THE CUSTODIAN WITH RESPECT TO ASSETS HELD OUTSIDE THE UNITED STATES

A.	Definitions. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.

B.

Holding Securities. State Street shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. State Street may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to State Street for the benefit of its customers, provided however, that (i) State Street’s records with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios, and (ii) to the extent permitted and customary in the market in which the account is maintained, State Street shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

C.	Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by State Street or a Foreign Sub-Custodian, as applicable, in such country.

D.	Transactions in Foreign Custody Account

1.	Delivery of Foreign Assets

State Street or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by State Street or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(a)	Upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation, delivery against expectation of receiving later payment, or in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System.

(b)	In connection with any repurchase agreement related to foreign securities.

(c)	To the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios.

(d)	To the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable.

(e)	To the issuer thereof, or its agent, for transfer into the name of State Street (or the name of the respective Foreign Sub-Custodian or of any nominee of State Street or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units.

(f)	To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case, the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such foreign securities prior to receiving payment for such foreign securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct.

(g)	For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement.

(h)	In the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities.

(i)	For delivery as security in connection with any borrowing by the Trust on behalf of a Portfolio requiring a pledge of assets by the Trust on behalf of such Portfolio.

(j)	In connection with trading in options and futures contracts, including delivery as original margin and variation margin.

(j)	Upon the sale or other delivery of such foreign securities to a Depository prior to the receipt of advice from the Depository that the Assets underlying a repurchase agreement have been transferred by book-entry into the account maintained with such Depository by State Street on behalf of its customers, provided that applicable proper Instructions shall set forth (A) the foreign securities to be delivered and (B) the person or persons to whom delivery shall be made.

(j)	In connection with the lending of foreign securities.

(k)	For any other purpose, but only upon receipt of proper Instructions specifying the foreign securities to be delivered and the person or persons to whom delivery of such securities shall be made.

2.	Payment of Portfolio Monies

Upon receipt of proper Instructions, which may be continuing instructions when deemed appropriate by the parties, State Street shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

(a)	Upon the purchase of foreign securities for the Portfolio, unless otherwise directed by proper Instructions, by delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities, or in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System.

(b)	In connection with the conversion, exchange or surrender of foreign securities of the Portfolio.

(c)	For the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses.

(d)	For the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through State Street or a Foreign Sub-Custodian.

(e)	In connection with trading in options and futures contracts, including delivery as original margin and variation margin.

(f)	Upon the purchase of foreign investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to a Depository prior to the receipt of advice from the Depository that the Assets underlying a repurchase agreement have been transferred by book-entry into the account maintained with such Depository by State Street on behalf of its customers, provided that applicable proper Instructions shall set forth (A) the amount of such payment and (B) the person or persons to whom payment shall be made;

(g)	For payment of part or all of the dividends received in respect of securities sold short.

(h)	In connection with the borrowing or lending of foreign securities.

(i)	For any other purpose, but only upon receipt of proper Instructions specifying the amount of such payment and the person or persons to whom such payment is to be made.

3.	Market Conditions

Notwithstanding any provision hereof to the contrary, settlement and payment for Assets received for an Account and delivery of Assets maintained for an Account may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Assets from such purchaser or dealer.

State Street shall provide to the Board the information with respect to custody and settlement practices in countries in which State Street employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. State Street may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

E.	Registration of Foreign Securities. The Foreign Assets maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or State Street or any Foreign Sub-Custodian or any nominee of the foregoing, and the Trust on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such Assets. State Street or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms hereof unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

F.	Bank Accounts. State Street shall identify on its books as belonging to the Trust cash (including cash denominated in foreign currencies) deposited with State Street. Where State Street is unable to maintain, or market practice does not facilitate the maintenance of, cash on State Street’s books, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by State Street (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the applicable Portfolio. Cash maintained on State Street’s books (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, the Commonwealth of Massachusetts.

G.	Collection of Income. State Street shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, PIMCO and State Street shall consult as to such measures and as to the compensation and expenses of State Street relating to such measures.

H.	Shareholder Rights. With respect to the Foreign Assets held pursuant to this Section, State Street will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. PIMCO and the Trust on behalf of the Portfolios acknowledge that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of PIMCO and the Trust on behalf of the Portfolios to exercise shareholder rights.

I.	Communications Relating to Foreign Assets. State Street shall transmit promptly to PIMCO written information with respect to Corporate Actions received by State Street via Foreign Sub-Custodians from issuers of the Foreign Assets being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of Foreign Assets and expirations of rights in connection therewith). With respect to tender or exchange offers, State Street shall transmit promptly to PIMCO written information with respect to materials so received by State Street from issuers of the Foreign Assets whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. State Street will provide to PIMCO copies of all related written information upon PIMCO’s request. State Street shall not be liable for any untimely exercise of any action, right or power in connection with Corporate Action, unless: (1) State Street or the respective Foreign Sub-Custodian is in actual possession of such Foreign Assets, (2) State Street receives proper Instructions with regard to such Corporate Action, and (3) both (1) and (2) occur at least three business days prior to the date on which State Street is to take action to exercise such right or power.

J.

Liability of Foreign Sub-Custodians. Each agreement pursuant to which State Street employs a Foreign Sub-Custodian will, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, State Street from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such duties. At the election of PIMCO, each Portfolio will be entitled to be subrogated to the rights of State Street with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if, and to the extent that, such Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim.

K.	Tax Law. State Street shall have no responsibility or liability for any obligations now or hereafter imposed on PIMCO, the Trust, the Portfolios or State Street in connection with the services provided by State Street hereunder by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of PIMCO or the Trust on behalf of the Portfolios to notify State Street of the obligations imposed on PIMCO or the Trust on behalf of the Portfolios or State Street in connection with the services provided by State Street hereunder by the tax law of countries other than the United States, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of State Street with regard to such tax law shall be to use reasonable efforts to assist PIMCO or the Trust on behalf of the Portfolios with respect to any claim for exemption or refund under the tax law of countries for which PIMCO or the Trust on behalf of the Portfolios has provided such information.

L.	Liability of Custodian. State Street shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in this Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, State Street shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, provided such loss, damage, cost, expense, liability or claim did not arise out of and was not attributable to State Street’s failure to comply with the terms of this Agreement or State Street’s (or its agents’ or delegates’) negligence, willful misconduct or bad faith.

VI.	PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES

State Street will receive from the Distributor or from the Transfer Agent, as the case may be, and deposit into the account of the appropriate Portfolio, such payments as are received for Shares in Creation Units thereof issued or sold from time to time by a Portfolio. State Street will provide timely notification to PIMCO on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds and securities as may be available for the purpose, State Street will, upon receipt of instructions from the Transfer Agent, make funds and securities available for payment to, or in accordance with the instructions of, Authorized Participants (as defined in the Prospectus) who have delivered to the Transfer Agent proper instructions for the redemption or repurchase of their Shares in Creation Unit aggregations, which will have been accepted by the Transfer Agent, the applicable Portfolio Instruments (or such securities in lieu thereof as may be designated by the investment adviser of the Portfolio in accordance with the Prospectus) for such Portfolio and the Cash Amount, if applicable, less any applicable redemption transaction fee. State Street will transfer the applicable Portfolio Instruments to or on the order of the Authorized Participant. Any cash redemption payment (less any applicable redemption transaction fee) due to the Authorized Participant on redemption will be effected through the DTC system or through wire transfer (in the case of redemptions effected outside of the DTC system).

VII.	INSTRUCTIONS

A.	The term “Instructions,” as used herein, means written (including telecopied, telexed, or electronically transmitted) or oral instructions which State Street reasonably believes were given by a designated representative of PIMCO. PIMCO will deliver or cause to be delivered to State Street, prior to delivery of any Assets to State Street and thereafter from time to time as changes therein are necessary, written Instructions naming one or more designated representatives to give Instructions in the name and on behalf of the Trust, which Instructions may be received and accepted by State Street as conclusive evidence of the authority of any designated representative to act for the Trust and may be considered to be in full force and effect until receipt by State Street of notice to the contrary. Unless such written Instructions delegating authority to any person to give Instructions specifically limit such authority to specific matters or require that the approval of anyone else will first have been obtained, State Street will be under no obligation to inquire into the right of such person, acting alone, to give any Instructions whatsoever. If PIMCO fails to provide State Street any such Instructions naming designated representatives, any Instructions received by State Street from a person reasonably believed to be an appropriate representative of PIMCO will constitute valid and proper Instructions hereunder. “Designated representatives” may include the Trust’s or a Portfolio’s employees and agents, including any administrator appointed by PIMCO.

B.	No later than the next business day immediately following each oral Instruction, PIMCO will send State Street written confirmation of such oral Instruction. At State Street’s sole discretion, State Street may record on tape or otherwise any oral Instruction whether given in person or via telephone, each such recording identifying the date and the time of the beginning and ending of such oral Instruction.

C.	PIMCO will provide, upon State Street’s request, a certificate signed by an officer or designated representative of PIMCO, as conclusive proof of any fact or matter required to be ascertained from PIMCO hereunder by PIMCO. PIMCO will also provide State Street Instructions with respect to any matter concerning this Agreement requested by State Street. If State Street reasonably believes that it could not prudently act according to the Instructions, or the instruction or advice of the Trust’s accountants or counsel, it may in its discretion, with notice to PIMCO and the Trust, not act according to such Instructions.

VIII.	LIMITATION OF LIABILITY OF STATE STREET

A.	State Street will at all times use reasonable care and due diligence and act in good faith in performing its duties under this Agreement and comply with law applicable to State Street in its role hereunder. PIMCO and the Trust are not responsible or liable for, and State Street will indemnify and hold PIMCO and the Trust harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted by a third party against or incurred by PIMCO or the Trust, or for which PIMCO or the Trust may be held to be liable, arising out of or attributable to State Street’s failure to comply with the terms of this Agreement or arising out of State Street’s (or its agents’ or delegates’) negligence, willful misconduct, or bad faith. In no event shall State Street be liable for indirect, special or consequential damages

B.	State Street is not responsible or liable for, and PIMCO will indemnify and hold State Street harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against or incurred by State Street or for which State Street may be held to be liable, arising out of or attributable to:

1.	State Street’s action or omission to act pursuant hereto; provided that State Street has acted in good faith and with due diligence and reasonable care; and provided further that neither party is liable to the other for consequential, special, or punitive damages in any event.

2.	State Street’s payment of money as requested by PIMCO, or the taking of any action which might make it or its nominee liable for payment of monies or in any other way; provided, however, that nothing herein obligates State Street to take any such action or expend its own monies in its sole discretion.

3.	State Street’s action or omission to act hereunder in reasonable reliance upon any Instructions, advice, notice, request, consent, certificate or other instrument or paper appearing to it to be genuine and to have been properly executed, including any Instructions, communications, data or other information received by State Street by means of the Systems, as hereinafter defined, or any electronic system of communication.

4.

State Street’s action or omission to act in good faith reliance on the advice or opinion of counsel for the Trust or of its own counsel with respect to questions or matters of law, which advice or opinion may be obtained by State Street from counsel for the Trust at the expense of PIMCO or from

State Street’s counsel at its own expense, or on the Instructions, advice or statements of any officer or employee of the Trust’s accountants or other authorized individuals, and other persons believed by it in good faith to be expert in matters upon which they are consulted.

5.	The purchase or sale of any securities or foreign currency positions. Without limiting the generality of the foregoing, State Street is under no duty or obligation to inquire into:

a.	the validity of the issue of any securities purchased by or for any Portfolio, or the legality of the purchase thereof or of foreign currency positions, or evidence of ownership required by PIMCO to be received by State Street, or the propriety of the decision to purchase or the amount paid therefor;

b.	the legality of the sale of any securities or foreign currency positions by or for any Portfolio, or the propriety of the amount for which the same are sold; or

c.	the legality of the issue or sale of any interests in a Portfolio, or the sufficiency of the amount to be received therefor, the legality of the withdrawal from any investor’s capital account, or the propriety of the amount to be paid therefor, or the legality of the declaration of any dividend by the Portfolio.

6.	Any error, omission, inaccuracy or other deficiency in any Portfolio’s accounts and records or other information provided by or on behalf of a Portfolio to State Street, including the accuracy of the prices quoted by the Pricing Sources or for the information supplied by PIMCO to price the Assets, or the failure of PIMCO to provide, or provide in a timely manner, any accounts, records, or information needed by State Street to perform hereunder.

7.	PIMCO’s or the Trust’s refusal or failure to comply with the terms hereof (including without limitation PIMCO’s or the Trust’s failure to pay or reimburse State Street under Section VIII or IX hereof), PIMCO’s or the Trust’s negligence or willful misconduct, or the failure of any representation or warranty of PIMCO or the Trust hereunder to be and remain true and correct in all respects at all times.

8.	The use or misuse, whether authorized or unauthorized, of the Systems or any electronic system of communication used hereunder by PIMCO or by any person who acquires access to the Systems or such other systems through the terminal device, passwords, access instructions or other means of access to such Systems or such other system which are utilized by, assigned to or otherwise made exclusively available to PIMCO, except to the extent attributable to any negligence or willful misconduct by State Street.

9.	Any money represented by any check, draft, wire transfer, clearinghouse funds, uncollected funds, or instrument for the payment of money to be received by State Street on behalf of a Portfolio until actually received; provided, however, that State Street will advise PIMCO promptly if it fails to receive any such money in the ordinary course of business and will cooperate with PIMCO toward the end that such money is received.

10.	Except as provided in Section III.S hereof, and subject to Section VIII.B.1 hereof, loss occasioned by the acts, neglects, defaults or insolvency of any broker, bank, trust company, or any other person with whom State Street may deal.

11.	The failure or delay in performance of its obligations hereunder, or those of any entity for which it is responsible hereunder, arising out of or caused, directly or indirectly, by circumstances beyond the affected entity’s reasonable control or ability to take preemptive measures against, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection.

IX.	CONDUCT OF CLAIMS.

A.	In connection with the indemnification provided by State Street to PIMCO or the Trust pursuant to Section VIII.A. as well as the indemnification provided by PIMCO to State Street pursuant to Section VIII.B, the indemnified party may make claims for indemnification by giving written notice thereof to the indemnifying party after it receives notice of a third-party claim, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is materially prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by the third party.

B.	Within fifteen (15) days after receiving any such notice, the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third-party claim at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within fifteen (15) days after the receipt of notice thereof, it shall be deemed to have accepted and agreed to indemnify the claim.

C.	The indemnifying party shall be entitled to direct the defense against a third-party claim with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third-party claim at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party, and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third-party claim is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the third-party claim is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party. The indemnifying party shall have the right to settle any third-party claim without the consent of the indemnified party provided that such settlement (i) fully releases the indemnified party from any liability and provides no admission of wrongdoing, and (ii) does not subject the indemnified party to any additional obligation, whether financial or otherwise. In the event that any such settlement does not meet the requirements of (i) and (ii) above, then the indemnified party must consent to such settlement in writing, which consent shall not be unreasonably withheld, conditioned or delayed.

X.	COMPENSATION

In consideration for its services hereunder, State Street will be paid the compensation set forth in a separate fee schedule, incorporated herein by this reference, to be agreed to by the Trust, PIMCO and State Street from time to time, and reimbursement for State Street’s cash disbursements and reasonable out-of-pocket costs and expenses, including attorney’s fees, incurred by State Street in connection with the performance of services hereunder, on demand. State Street may charge such compensation against monies held by it for the accounts of the Portfolios following notice to PIMCO. State Street will, subject to Section XIII hereof, be entitled to charge against any monies held by it for the accounts of the Portfolios the amount of any loss, damage, liability, advance, overdraft or expense (excluding compensation for services rendered by State Street hereunder) for which it is entitled to reimbursement from that Fund. State Street will be entitled to reimbursement by the Trust or PIMCO for the losses, damages, liabilities, advances, overdrafts and expenses of Sub-Custodians only to the extent that (a) State Street would have been entitled to reimbursement hereunder if it had incurred the same itself directly, and (b) State Street is obligated to reimburse the Sub-Custodian therefor.

XI.	TERM AND TERMINATION

The initial term of this Agreement is for a period of one (1) year. Thereafter, PIMCO or State Street may terminate the same by notice in writing, delivered or mailed, postage prepaid, to the other party and received not less than sixty (60) days prior to the date upon which such termination will take effect. Upon termination hereof:

A.	PIMCO will pay State Street its fees and compensation due hereunder and its reimbursable disbursements, costs and expenses paid or incurred to such date;

B.	PIMCO will designate a successor investment accounting and recordkeeping agent (which may be PIMCO) by Instruction to State Street;

C.	PIMCO will designate a successor custodian by Instruction to State Street. In the event no such Instruction has been delivered to State Street on or before the date when such termination becomes effective, then State Street may, at its option, choose as successor custodian a bank or trust company having not less than Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report, or apply to a court of competent jurisdiction for the appointment of a successor or other proper relief, or take any other lawful action under the circumstances; provided, however, that PIMCO will reimburse State Street for its costs and expenses, including reasonable attorney’s fees, incurred in connection therewith; and

D.	State Street will, upon payment of all sums due to State Street from PIMCO hereunder, deliver at State Street’s office all accounts and records to the successor investment accounting and recordkeeping agent (or, if none, to PIMCO), and all Assets, duly endorsed and in form for transfer, to the successor custodian, or as specified by the court. State Street will cooperate in effecting changes in book-entries at all Depositories. Upon delivery to a successor or as specified by the court, State Street will have no further obligations or liabilities hereunder. Thereafter such successor will be the successor hereunder and will be entitled to reasonable compensation for its services.

In the event that accounts, records or Assets remain in the possession of State Street after the date of termination hereof for any reason other than State Street’s failure to deliver the same, State Street is entitled to compensation as provided in the then-current fee schedule for its services during such period, and the provisions hereof relating to the duties and obligations of State Street will remain in full force and effect.

Notwithstanding the foregoing, if for any reason Sections II.A or II.B are breached or otherwise not complied with, this Agreement may be terminated immediately and without prior notice by the parties.

XII.	NOTICES

Notices, requests, instructions and other writings addressed to the Trust or PIMCO at 840 NEWPORT CENTER DRIVE, NEWPORT BEACH, CALIFORNIA 92660, or at such other address as the Trust or PIMCO may have designated to State Street in writing, will be deemed to have been properly given to the Trust or PIMCO hereunder.

Notices, requests, instructions and other writings addressed to State Street at 801 PENNSYLVANIA AVENUE, KANSAS CITY, MISSOURI 64105, ATTENTION: CUSTODY DEPARTMENT, or to such other address as it may have designated to the Trust and PIMCO in writing, will be deemed to have been properly given to State Street hereunder.

XIII.  THE SYSTEMS; CONFIDENTIALITY

A.	If State Street provides PIMCO direct access to the computerized investment portfolio custody, recordkeeping and accounting systems used by State Street (“Systems”) or if State Street and PIMCO agree to utilize any electronic system of communication, PIMCO agrees to implement and enforce appropriate security policies and procedures to prevent unauthorized or improper access to or use of the Systems or such other system.

B.	PIMCO will preserve the confidentiality of the Systems and the tapes, books, reference manuals, instructions, records, programs, documentation and information of, and other materials relevant to, the Systems and the business of State Street (“Confidential Information”). PIMCO agrees that it will not voluntarily disclose any such Confidential Information to any other person other than its own employees or agents who reasonably have a need to know such information pursuant hereto. PIMCO will return all such Confidential Information to State Street upon termination or expiration hereof.

C.

PIMCO has been informed that the Systems are licensed for use by State Street from one or more third parties (“Licensors”) and acknowledges that State Street and Licensors have proprietary rights in and to the Systems and all other State Street or Licensor programs, code, techniques, know-how, data bases, supporting documentation, data formats, and procedures, including without limitation any changes or modifications made at the request or expense of PIMCO (collectively, the “Protected Information”). PIMCO acknowledges that the Protected

Information constitutes confidential material and trade secrets of State Street and Licensors. PIMCO will preserve the confidentiality of the Protected Information and hereby acknowledges that any unauthorized use, misuse, disclosure or taking of Protected Information, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable law. PIMCO will so inform employees and agents who have access to the Protected Information or to any computer equipment capable of accessing the same. Licensors are intended to be and are third party beneficiaries of the obligations and undertakings contained in this Section.

D.	Notwithstanding any other provision herein to the contrary, PIMCO may disclose Confidential Information and/or Protected Information in the event that it is required to be disclosed by law or in a judicial or administrative proceeding, or by an appropriate regulatory authority having jurisdiction over PIMCO or the Trust; provided that all reasonable legal remedies for maintaining such information in confidence have been exhausted including, but not limited to, giving State Street as much advance notice of the possibility of such disclosure as practical so State Street may attempt to stop such disclosure or obtain a protective order concerning such disclosure.

E.	PIMCO hereby represents and warrants to State Street that it has determined to its satisfaction that the Systems are appropriate and suitable for its use. THE SYSTEMS ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. STATE STREET EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

F.	State Street agrees to defend any claim or action brought against the Trust or PIMCO on the issue of infringement of any United States patent, copyright, trade secret or trademark by the Systems as used within the scope of this Agreement, and to indemnify the Trust and PIMCO against all damages and costs, subject to the provisions of Section VIII hereof, which may be assessed against them under any such claim or action.

XIV.	MULTIPLE PORTFOLIOS

A.	Each Portfolio will be regarded for all purposes hereunder as a separate party apart from each other Portfolio. Unless the context otherwise requires, with respect to every transaction covered hereby, every reference herein to a Portfolio is deemed to relate solely to the particular Portfolio to which such transaction relates. Under no circumstances will the rights, obligations, or remedies with respect to a particular Portfolio constitute a right, obligation, or remedy applicable to any other Portfolio. The use of this single document to memorialize the separate agreement of each Portfolio is understood to be for clerical convenience only and will not constitute any basis for joining the Portfolios for any reason.

B.	PIMCO may appoint State Street as its custodian and investment accounting and recordkeeping agent for additional Portfolios from time to time by written notice, provided that State Street consents to such addition. Rates or charges for each additional Portfolio will be as agreed upon by State Street and PIMCO in writing.

XV.	MISCELLANEOUS

A.	This Agreement will be construed according to, and the rights and liabilities of the parties hereto will be governed by, the laws of the Commonwealth of Massachusetts without reference to the choice of laws principles thereof.

B.	All terms and provisions hereof will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

C.	The representations and warranties, the indemnifications extended hereunder, and the provisions of Section XII hereof are intended to and will continue after and survive the expiration, termination or cancellation hereof.

D.	No provisions hereof may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

E.	The failure of any party to insist upon the performance of any terms or conditions hereof or to enforce any rights resulting from any breach of any of the terms or conditions hereof, including the payment of damages, will not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same will continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver, release or discharge of any party’s rights hereunder will be effective unless contained in a written instrument signed by the party sought to be charged.

F.	The captions herein are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

G.	This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

H.	If any provision hereof is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

I.	This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

J.	Neither the execution nor performance hereof will be deemed to create a partnership or joint venture by and between State Street, PIMCO, the Trust or a Portfolio.

K.	Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder will not affect any rights or obligations of the other parties hereunder.

L.	Notice is hereby given that this Agreement has been executed on behalf of the Trust by the undersigned duly authorized representative of the Trust in his/her capacity as such and not individually, and that the obligations of this Agreement are binding only upon the assets and property of such Trust and not upon any trustee, officer or investor of such Trust individually.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Joseph C. Antonellis
	Name:	Joseph C. Antonellis
	Title:	Vice Chairman

PIMCO ETF TRUST

By:	/s/ Peter G. Strelow
	Name:	Peter G. Strelow
	Title:	Vice President

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC, in its capacity as the Administrator of PIMCO ETF Trust

By:	/s/ Brent R. Harris
	Name:	Brent R. Harris
	Title:	Managing Director

Appendix A

List of Funds of PIMCO ETF Trust

PIMCO 1-3 Year U.S. Treasury Index Fund

Appendix B

The following are the records that will be maintained on a GAAP basis:

Daily reports

•	Bank Reconciliation

•	General Ledger Transaction Journal

•	Security Transaction Journal

•	Income Accrual Journal

•	Net Asset Valuation

Monthly reports

•	General Ledger Transaction Journal

•	Security Transaction Journal

•	Income Journal

•	Cash Receipts and Disbursement Journal

•	Expense Accrual Documentation

•	Asset Reconciliations

•	Financial Statements

Basket Creation Services

•	Basket calculation

•	Producing basket trades

•	Monitor basket trades and ETF shares settlements

•	Collateral calculation for failed basket trades

STATE STREET	SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Market	Subcustodian
Argentina	Citibank, N.A.

Australia	The Hongkong and Shanghai Banking Corporation Limited Citigroup Pty. Limited

Austria	UniCredit Bank Austria AG

Bahrain	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank

Belgium	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Brussels branch)

Benin	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Bermuda	Bank of Bermuda Limited

Botswana	Barclays Bank of Botswana Limited

Brazil	Citibank, N.A.

Bulgaria	ING Bank N.V.

Burkina Faso	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Canada	State Street Trust Company Canada

Cayman Islands	Close Trustees (Cayman) Limited

Chile	Banco Itaú Chile

People’s Republic of China (Shanghai and Shenzhen)	HSBC Bank (China) Company Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica	Banco BCT S.A.

Croatia	Privredna Banka Zagreb d.d.

Cyprus	BNP Paribas Securities Services, S.A., Greece (operating through its Athens branch)

Czech Republic	Československá obchodní banka, a.s.

Denmark	Skandinaviska Enskilda Banken AB, Sweden (operating through its Copenhagen branch)

Ecuador	Banco de la Producción S.A. PRODUBANCO

1

STATE STREET	SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Market	Subcustodian
Egypt	HSBC Bank Egypt S.A.E. (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia	AS SEB Pank

Finland	Skandinaviska Enskilda Banken AB, Sweden (operating through its Helsinki branch)

France	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Paris branch)

Germany	Deutsche Bank AG

Ghana	Barclays Bank of Ghana Limited

Greece	BNP Paribas Securities Services, S.A.

Guinea-Bissau	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Hong Kong	Standard Chartered Bank (Hong Kong) Limited

Hungary	UniCredit Bank Hungary Zrt.

Iceland	New Kaupthing Banki hf.

India	Deutsche Bank AG The Hongkong and Shanghai Banking Corporation Limited

Indonesia	Deutsche Bank AG

Ireland	Bank of Ireland

Israel	Bank Hapoalim B.M.

Italy	Deutsche Bank S.p.A.

Ivory Coast	Société Générale de Banques en Côte d’Ivoire

Jamaica	Bank of Nova Scotia Jamaica Limited

Japan	Mizuho Corporate Bank Limited Sumitomo Mitsui Banking Corporation

Jordan	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan	SB HSBC Bank Kazakhstan JSC (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kenya	Barclays Bank of Kenya Limited

2

STATE STREET	SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Market	Subcustodian
Republic of Korea	Deutsche Bank AG The Hongkong and Shanghai Banking Corporation Limited

Kuwait	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Latvia	AS SEB Banka

Lebanon	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania	AB SEB Bankas

Malaysia	Standard Chartered Bank Malaysia Berhad

Mali	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Malta	The Hongkong and Shanghai Banking Corporation Limited

Mauritius	The Hongkong and Shanghai Banking Corporation Limited

Mexico	Banco Nacional de México S.A.

Morocco	Citibank Maghreb

Namibia	Standard Bank Namibia Limited

Netherlands	Deutsche Bank AG

New Zealand	The Hongkong and Shanghai Banking Corporation Limited

Niger	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Nigeria	Stanbic IBTC Bank Plc.

Norway	Skandinaviska Enskilda Banken AB, Sweden (operating through its Oslo branch)

Oman	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan	Deutsche Bank AG

Palestine	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Panama	HSBC Bank (Panama) S.A.

Peru	Citibank del Perú, S.A.

Philippines	Standard Chartered Bank

3

STATE STREET	SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Market	Subcustodian
Poland	Bank Handlowy w Warszawie S.A.

Portugal	Banco Comercial Português S.A.

Puerto Rico	Citibank N.A.

Qatar	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania	ING Bank N.V.

Russia	ING Bank (Eurasia) ZAO, Moscow

Saudi Arabia	Saudi British Bank (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Senegal	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Serbia	UniCredit Bank Serbia JSC

Singapore	DBS Bank Limited United Overseas Bank Limited

Slovak Republic	Československá obchodna banka, a.s.

Slovenia	UniCredit Banka Slovenija d.d.

South Africa	Nedbank Limited Standard Bank of South Africa Limited

Spain	Deutsche Bank S.A.E.

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited

Swaziland	Standard Bank Swaziland Limited

Sweden	Skandinaviska Enskilda Banken AB

Switzerland	UBS AG Credit Suisse

Taiwan – R.O.C.	Bank of Taiwan

Thailand	Standard Chartered Bank (Thai) Public Company Limited

Togo	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Trinidad & Tobago	Republic Bank Limited

Tunisia	Banque Internationale Arabe de Tunisie

4

STATE STREET	SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Market	Subcustodian
Turkey	Citibank, A.S.

Uganda	Barclays Bank of Uganda Limited

Ukraine	ING Bank Ukraine

United Arab Emirates – Dubai Financial Market	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Arab Emirates – Dubai International Financial Center	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Arab Emirates – Abu Dhabi	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Kingdom	State Street Bank and Trust Company, United Kingdom branch

Uruguay	Banco Itaú Uruguay S.A.

Venezuela	Citibank, N.A.

Vietnam	HSBC Bank (Vietnam) Limited

Zambia	Barclays Bank of Zambia Plc.

Zimbabwe	Barclays Bank of Zimbabwe Limited

5

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Market	Depository
Argentina	Caja de Valores S.A.

Australia	Austraclear Limited

Austria	Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Bahrain	Clearing, Settlement, and Depository System of the Bahrain Stock Exchange

Bangladesh	Central Depository Bangladesh Limited

Belgium	Banque Nationale de Belgique Euroclear Belgium

Benin	Dépositaire Central – Banque de Règlement

Bermuda	Bermuda Securities Depository

Botswana	Central Securities Depository Company of Botswana Ltd.

Brazil	Central de Custódia e de Liquidação Financeira de Títulos Privados (CETIP) Companhia Brasileira de Liquidação e Custódia Sistema Especial de Liquidação e de Custódia (SELIC)

Bulgaria	Bulgarian National Bank
Central Depository AD

Burkina Faso	Dépositaire Central – Banque de Règlement

Canada	The Canadian Depository for Securities Limited

Chile	Depósito Central de Valores S.A.

People’s Republic of China	China Securities Depository and Clearing Corporation Limited, Shanghai Branch China Securities Depository and Clearing Corporation Limited, Shenzhen Branch

Colombia	Depósito Central de Valores Depósito Centralizado de Valores de Colombia S.A. (DECEVAL)

Costa Rica	Central de Valores S.A.

Croatia	Sredisnje klirinsko depozitarno drustvo d.d.

Cyprus	Central Depository and Central Registry

Czech Republic	Czech National Bank Středisko cenných papíru – Ceská republika

Denmark	VP Securities A/S

1

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Market	Depository
Egypt	Misr for Clearing, Depository and Central Registry S.A.E. Central Bank of Egypt

Estonia	AS Eesti Väärtpaberikeskus

Finland	Euroclear Finland

France	Euroclear France

Germany	Clearstream Banking AG, Frankfurt

Ghana	GSE Securities Depository Company Ltd.

Greece	Apothetirion Titlon AE Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

Guinea-Bissau	Dépositaire Central – Banque de Règlement

Hong Kong	Central Moneymarkets Unit
Hong Kong Securities Clearing Company Limited

Hungary	Központi Elszámolóház és Értéktár (Budapest) Zrt. (KELER)

Iceland	Icelandic Securities Depository Limited

India	Central Depository Services (India) Limited
National Securities Depository Limited
Reserve Bank of India

Indonesia	Bank Indonesia
PT Kustodian Sentral Efek Indonesia

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearing House)

Italy	Monte Titoli S.p.A.

Ivory Coast	Dépositaire Central – Banque de Règlement

Jamaica	Jamaica Central Securities Depository

Japan	Bank of Japan – Net System
Japan Securities Depository Center (JASDEC) Incorporated

Jordan	Securities Depository Center

Kazakhstan	Central Securities Depository

Kenya	Central Depository and Settlement Corporation Limited
Central Bank of Kenya

2

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Market	Depository
Republic of Korea	Korea Securities Depository

Kuwait	Kuwait Clearing Company

Latvia	Latvian Central Depository

Lebanon	Banque du Liban
Custodian and Clearing Center of Financial Instruments
for Lebanon and the Middle East (Midclear) S.A.L.

Lithuania	Central Securities Depository of Lithuania

Malaysia	Bank Negara Malaysia
Bursa Malaysia Depository Sdn. Bhd.

Mali	Dépositaire Central – Banque de Règlement

Malta	Central Securities Depository of the Malta Stock Exchange

Mauritius	Bank of Mauritius
Central Depository and Settlement Co. Ltd.

Mexico	S.D. INDEVAL, S.A. de C.V.

Morocco	Maroclear

Namibia	Bank of Namibia

Netherlands	Euroclear Nederland

New Zealand	New Zealand Central Securities Depository Limited

Niger	Dépositaire Central – Banque de Règlement

Nigeria	Central Securities Clearing System Limited

Norway	Verdipapirsentralen

Oman	Muscat Depository & Securities Registration Company, SAOC

Pakistan	Central Depository Company of Pakistan Limited
State Bank of Pakistan

Palestine	Clearing, Depository and Settlement, a department of the Palestine Securities Exchange

Panama	Central Latinoamericana de Valores, S.A. (LatinClear)

Peru	Caja de Valores y Liquidaciones, Institución de Compensación y Liquidación de Valores S.A.

3

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Market	Depository
Philippines	Philippine Depository & Trust Corporation
Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland	Rejestr Papierów Wartościowych
Krajowy Depozyt Papierów Wartościowych S.A.

Portugal	Banco de Portugal
INTERBOLSA – Sociedad Gestora de Sistemas
de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.

Qatar	Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania	S.C. Depozitarul Central S.A.
National Bank of Romania

Russia	Vneshtorgbank, Bank for Foreign Trade of the Russian Federation
National Depository Center

Saudi Arabia	Tadawul Central Securities Depository

Senegal	Dépositaire Central – Banque de Règlement

Serbia	Central Registrar and Central Depository for Securities

Singapore	The Central Depository (Pte) Limited
Monetary Authority of Singapore

Slovak Republic	Centralny depozitar cenných papierov SR, a.s.

Slovenia	KDD – Centralna klirinsko depotna druzba d.d.

South Africa	Strate Ltd.

Spain	IBERCLEAR

Sri Lanka	Central Bank of Sri Lanka
Central Depository System (Pvt) Limited

Sweden	Euroclear Sweden

Switzerland	SIX SIS AG

Taiwan – R.O.C.	Taiwan Depository and Clearing Corporation
Central Bank of China

Thailand	Thailand Securities Depository Company Limited

Togo	Dépositaire Central – Banque de Règlement

4

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Market	Depository
Trinidad and Tobago	Central Bank of Trinidad and Tobago
Trinidad and Tobago Central Depository Limited

Tunisia	Société Tunisienne Interprofessionelle pour la
Compensation et le Dépôts des Valeurs Mobilières (STICODEVAM)

Turkey	Central Bank of Turkey
Central Registry Agency

Uganda	Bank of Uganda

Ukraine	Mizhregionalny Fondovy Souz
National Bank of Ukraine

United Arab Emirates –	Clearing and Depository System, a department of the Dubai Financial Market
Dubai Financial Market

United Arab Emirates –	Central Securities Depository department of the Dubai International Financial Exchange
Dubai International
Financial Center

United Arab Emirates – Abu Dhabi	Clearing, Settlement, Depository and Registry department of the Abu Dhabi Securities Exchange

United Kingdom	Euroclear UK & Ireland Limited

Uruguay	Banco Central del Uruguay

Venezuela	Banco Central de Venezuela Caja Venezolana de Valores

Vietnam	Vietnam Securities Depository

Zambia	Bank of Zambia LuSE Central Shares Depository Limited

TRANSNATIONAL

Euroclear Bank S.A./N.V.

Clearstream Banking, S.A.

5

SCHEDULE C

MARKET INFORMATION

Publication/Type of Information	Brief Description
(scheduled frequency)
The Guide to Custody in World Markets (hardcopy annually and regular website updates)	An overview of settlement and safekeeping procedures, custody practices and foreign investor considerations for the markets in which State Street offers custodial services.

Global Custody Network Review (annually)	Information relating to Foreign Sub-Custodians in State Street’s Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street’s market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review (annually)	Custody risk analyses of the Foreign Securities Depositories presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey (annually)	With respect to each market in which State Street offers custodial services, opinions relating to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fund’s ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements (annually)	Copies of the contracts that State Street has entered into with each Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin (daily or as necessary)	Information on changing settlement and custody conditions in markets where State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients.

Foreign Custody Advisories (as necessary)	For those markets where State Street offers custodial services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices (presently on a quarterly basis or as otherwise necessary)	Informational letters and accompanying materials confirming State Street’s foreign custody arrangements, including a summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

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EXHIBIT A TO CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

DATED AS OF MAY 22, 2009 BY AND BETWEEN STATE STREET BANK AND TRUST COMPANY AND

PIMCO ETF TRUST

Funds Transfer Operating Guidelines

1. OBLIGATION OF THE SENDER: State Street Bank and Trust Company and affiliates (“SSB”) is authorized to promptly debit PIMCO ETF Trust’s (the “Client”) account(s) upon the receipt of a payment order in compliance with any of the Security Procedures chosen by the Client, from those offered on the attached selection form (and any updated selection forms hereafter executed by the Client), for funds transfers and in the amount of money that SSB has been instructed to transfer. SSB is hereby instructed to accept funds transfer instructions only via the delivery methods and Security Procedures indicated on the attached selection form (and any updated selection forms hereafter executed by the Client). The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by SSB after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by SSB. SSB shall execute payment orders in compliance with the selected Security Procedures and with the Client’s/Investment Manager’s instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. SSB will use reasonable efforts to execute on the execution date payment orders received after the customary deadline, but if it is unable to execute any such payment order on the execution date, such payment order will be deemed to have been received on the next business day.

2. SECURITY PROCEDURES: The Client acknowledges that the selected Security Procedures were selected by the Client from Security Procedures offered by SSB. The Client shall restrict access to confidential information relating to the Security Procedures to authorized persons as communicated in writing to SSB. The Client must notify SSB immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client’s authorized personnel. SSB shall verify the authenticity of all instructions according to the selected Security Procedures.

3. ACCOUNT NUMBERS: SSB shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by SSB at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. SSB will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: SSB reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of SSB’s receipt of such payment order; (b) if initiating such payment order would cause SSB, in SSB’s sole judgment, to exceed any applicable volume, aggregate dollar, network, time, credit or similar limits upon wire transfers; or (c) if SSB, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: SSB shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the selected Security Procedures provided that such requests are received in sufficient time to afford SSB a reasonable opportunity to act prior to executing the payment order. However, SSB assumes no liability if the request for amendment or cancellation cannot be satisfied by SSB’s reasonable efforts.

6. ERRORS: SSB shall assume no responsibility for failure to detect any erroneous payment order provided that SSB complies with the payment order instructions as received and SSB complies with the selected Security Procedures. The Security Procedures are established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: SSB shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless SSB is notified of the unauthorized payment order within thirty (30) days of notification by SSB of the acceptance of such payment order. In no event (including but not limited to failure to execute a payment order) shall SSB be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

8. AUTOMATED CLEARING HOUSE (“ACH”) CREDIT ENTRIES/PROVISIONAL PAYMENTS: When the Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the Mid-America Payment Exchange or other similar body, SSB or its agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given with respect to an ACH credit entry are provisional until final settlement for such entry is received from the Federal Reserve Bank. If such final settlement is not received, the Client agrees to promptly refund the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

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9. CONFIRMATIONS: Confirmation of SSB’s execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through SSB’s account statements, advices, information systems, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10. MISCELLANEOUS: SSB may use the Federal Reserve System Fedwire to execute payment orders, and any payment order carried in whole or in part through Fedwire will be subject to applicable Federal Reserve Board rules and regulations. SSB and the Client agree to cooperate to attempt to recover any funds erroneously paid to wrong parties, regardless of any fault of SSB or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

11. LIABILITY ON FOREIGN ACCOUNTS: State Street shall not be required to repay any deposit made at a non-U.S. branch of State Street, or any deposit made with State Street and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to: (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a defacto or a dejure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or (c) the closure of a non-U.S. branch of State Street in order to prevent, in the reasonable judgment of State Street, harm to the employees or property of State Street. The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of State Street.

The foregoing provisions constitute the disclosure required by Massachusetts General Laws, Chapter 167D, Section 36.

While State Street is not obligated to repay any deposit made at a non-U.S. branch or any deposit denominated in a non-U.S. currency during the period in which its repayment has been prevented, prohibited or otherwise blocked, State Street will repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist.

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SECURITY PROCEDURES SELECTION FORM

Please select at least two of the funds transfer security procedures indicated below.

☐	SWIFT

SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages.

Selection of this security procedure would be most appropriate for existing SWIFT members.

☐	REMOTE BATCH TRANSMISSION

Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and/or its agent and SSB and/or its agent. Security procedures include encryption and/or the use of a test key by those individuals authorized as Automated Batch Verifiers or a callback procedure to those individuals.

Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business such as shareholder redemptions and dividend payments.

☐	AUTOMATED CLEARING HOUSE (ACH)

SSB or its agent receives an automated transmission from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. The transmission is sent from the Client’s or its agent’s system to SSB’s or its agent’s system with encryption.

☐	REPETITIVE WIRES

For situations where funds are transferred periodically from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a $10 million limit. If the payment order exceeds the $10 million limit, the instruction will be confirmed by Telephone Confirmation (Call Back) or Test Key prior to execution. Repetitive wire instructions must be reconfirmed annually. Clients may establish Repetitive Wires by following the agreed upon security procedures as described by Telephone Confirmation (Call Back) or Test Key.

This alternative is recommended whenever funds are frequently transferred between the same two accounts. If this option is selected, choose either Telephone Confirmation or Test Key to be used as a secondary procedure when over $10 million.

☐	STANDING INSTRUCTIONS

Funds are transferred by SSB to a counter party on the Client’s established list of authorized counter parties. Only the date and the dollar amount are variable. Clients may establish Standby Instructions by following the agreed upon security procedures as described by Telephone Confirmation (Call Back) or Test Key. Additional paperwork will be required from insurance Clients using 1031 drawdowns.

This option is used for transactions that include but are not limited to Foreign Exchange Contracts, Time Deposits and Tri-Party Repurchase Agreements. If this option is selected, choose either Telephone Confirmation or Test Key to be used as a secondary procedure when over $10 million.

☐	TELEPHONE CONFIRMATION (CALL BACK)

This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. SSB will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will contact someone other than the originator at the Client’s location to authenticate the instruction.

Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures. Please complete the Telephone Confirmation Instructions attached as a Schedule hereto.

☐	TEST KEY

Test Key confirmation will be used to verify all non-repetitive funds transfer instructions received via facsimile or phone. SSB will provide test keys if this option is chosen. SSB will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will authenticate the test key provided with the corresponding test key at SSB.

Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

The individual signing below must be authorized to sign contract on behalf of the client. The execution of payment orders under the selected Security Procedures is governed by the Funds Transfer Operating Guidelines, which are incorporated by reference.

PIMCO ETF Trust

By:	/S/ BRENT R. HARRIS
Authorized Signature

Brent R. Harris
Type or Print Name

President
Title

May 22, 2009
Date

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SCHEDULE TO FUNDS TRANSFER OPERATING GUIDELINES

AND SECURITY PROCEDURES SELECTION FORM

CLIENT/INVESTMENT MANAGER: PIMCO ETF Trust

                                                                     Company Name

ACCOUNT NUMBER(S): All

KEY CONTACT INFORMATION

Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT	ALTERNATE CONTACT
Name	Name

Address	Address

City/State/Zip Code	City/State/Zip Code

Telephone Number	Telephone Number

Facsimile Number	Facsimile Number

SWIFT Number

TELEPHONE CONFIRMATION INSTRUCTIONS

Authorized Initiators (Please Type or Print) – Please provide a listing of your staff members who are currently authorized to INITIATE wire transfer instructions:

NAME	TITLE	SPECIMEN SIGNATURE

Authorized Verifiers (Please Type or Print) – Please provide a listing of your staff members who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non-repetitive wire instructions:

NAME	CALLBACK PHONE NUMBER	DOLLAR LIMITATION (IF ANY)

APPROVAL (FOR STATE STREET USE ONLY)	DATE

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